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                                                                    Exhibit 11.1
                      INTELLIQUEST INFORMATION GROUP, INC.
             STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE
                      (in thousands, except per share data)

                                                            For the Three Months
                                                                   Ended
                                                               June 30, 1997
                                                               -------------

Net income available to common stockholders ..............        $   814
                                                                  -------

Weighted average shares outstanding:
   Common stock ..........................................          8,348
   Common stock issuable upon exercise of options
      and warrants .......................................            212
                                                                  -------
Weighted average common shares and equivalents ...........          8,560

Net income per share .....................................        $   .10
                                                                  -------


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